Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the “Company”), hereby constitutes and appoints H. Lawrence Culp, Jr., John R. Phillips III, Rahul Ghai, Robert Giglietti and Brandon Smith, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-8, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Company’s securities; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date stated below.

/s/ H. Lawrence Culp, Jr.	/s/ Thomas Enders
H. Lawrence Culp, Jr. Chief Executive Officer and Chairman (Principal Executive Officer and Director) Date: January 28, 2025	Thomas Enders Director Date: January 18, 2025

/s/ Rahul Ghai	/s/ Edward Garden
Rahul Ghai Senior Vice President, Chief Financial Officer (Principal Financial Officer) Date: January 28, 2025	Edward Garden Director Date: January 17, 2025

/s/ Robert Giglietti	/s/ Isabella Goren
Robert Giglietti Vice President, Chief Accounting Officer, Controller and Treasurer (Principal Accounting Officer) Date: January 28, 2025	Isabella Goren Director Date: January 17, 2025

/s/ Stephen Angel	/s/ Thomas Horton
Stephen Angel Director Date: January 19, 2025	Thomas Horton Director Date: January 21, 2025

/s/ Sébastien Bazin	/s/ Catherine Lesiak
Sébastien Bazin Director Date: January 20, 2025	Catherine Lesjak Director Date: January 16, 2025

/s/ Margaret Billson	/s/ Darren McDew
Margaret Billson Director Date: January 20, 2025	Darren McDew Director Date: January 17, 2025